Exhibit 10.27

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

TECHNICAL SERVICE AGREEMENT

By and Between

Smartkem Limited

And

Industrial Technology Research Institute

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

TECHNICAL SERVICE AGREEMENT

This TECHNICAL SERVICE AGREEMENT ( the “Agreement”) is entered into as of this 1st day of July, 2023 (the “Effective Date”), by and between Smartkem Limited, a company organized and existing under the laws of England, having its principal office at Manchester Technology Centre Hexagon Tower, Delaunays Road, Blackley, Manchester, England, M9 8GQ (hereinafter referred to as “Smartkem”); and Industrial Technology Research Institute, an institute organized and existing under the laws of the Republic of China (R.O.C.), having its principal office at No.195 Section 4, Chung Hsing Road, Chutung, Hsinchu, Taiwan 31057, R.O.C. ( hereinafter referred to as “ITRI”).

WHEREAS, Smartkem desires to commission ITRI and ITRI agrees to be commissioned by Smartkem to provide certain services related to “OTFTs Technology Development” (the “Service”) under the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and covenants set forth herein, the parties hereby agree as follows:

Article 1Scope of Service

The scope of the Service is described in the Statement of Work (hereinafter referred to as the “SOW”) attached hereto as Appendix A.

Article 2Service Schedule

2.1	Service period shall be 36 months from Effective Date. ITRI shall proceed with the Service according to the SOW.
2.2	Smartkem shall use its best efforts to provide all necessary support as set forth in the SOW within its competence to assist ITRI in proceeding with the Service.
2.3

Smartkem hereby warrants that the all information, samples and/or objects provided hereunder are lawfully obtained, and Smartkem has full rights to authorize ITRI to use such information, samples and/or objects to conduct the Service.  The information and materials are authorize to service Smartkem technology development, ITRI is not allow to use for other purposes without prior formal permission from Smartkem.  Smartkem shall defend and indemnify ITRI against any and all liabilities, expenses, damages, or any claim arising from any breach of such warranties.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

Article 3Deliverables &Acceptance

3.1	ITRI shall deliver the items to Smartkem at ITRI’s principal office in consistent with the specification set forth in the SOW (hereinafter referred to as the “Deliverables”).

Article 4Service Fee

In consideration of ITRI’s performance of the Service pursuant to the SOW, Smartkem shall pay ITRI [**] USD (excluding any and all taxes; such exclusion applies to all payments referred to in this Agreement) as the Service Fee.  Any and all payments payable by Smartkem to ITRI hereunder are exclusive of and clear of business taxes, value added taxes, withholding taxes, duties, levies, fees or any other governmental charges.  Any aforementioned taxes or fees shall be assumed by Smartkem.  If it is required by law or governmental body to withhold or deduct any amounts payable by Smartkem to ITRI, then the Service Fee amount payable shall be increased to such amount which, after making all required withholdings or deductions, is equal to the amount payable had no such withholdings or deductions been required.

Article 5Payment

5.1

After the signature of this Agreement, Smartkem will pay the Service Fee in accordance with the applicable Statement of Work (SOW), Payment schedule followed by clause 6 from SOW which is within thirty (30) days from Smartkem receipt of an invoice from ITRI that is consistent with the terms of this Agreement and/or applicable Statement of Work.

5.2	All payments made to ITRI hereunder shall be made in US Dollars and made by wire transfer to ITRI’s appointed account as follows:

[**]

Article 6Intellectual Property

6.1

Any patents, copyrights, trade secret, trademark and other intellectual properties existing prior to the Effective Date (“Background IP”) shall belong to the party that owned such rights prior to the Effective Date.  Both Parties agree that nothing in this Agreement shall be construed to grant either party any license with respect to the other’s Background IP.

6.2

Any patents, copyrights, trade secrets, knowhow, trademark and other intellectual properties arising from the performance of the Service under this Agreement and using Smartkem’s technology including materials, process (“Smartkem Foreground IP”) shall belong to Smartkem solely and ITRI hereby assigns to Smartkem, by way of future assignment, all and any intellectual property rights in such Smartkem Foreground IP upon full payment being made by Smartkem.  ITRI hereby undertakes, upon request by Smartkem, to promptly execute such further documentation and do such things as

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

Smartkem may require from time to time in order to give effect to the provisions of this clause 6.2.  This clause 6.2 shall survive termination of this agreement for any reason.

Article 7Disclaimers and Limitation of Liability

7.1

THE SERVICES, DELIVERABLES AND ANY INFORMATION, DOCUMENTATION, COMPONENTS, MATERIALS THEREOF PROVIDED BY ITRI HEREUNDER ARE PROVIDED ON AN “AS IS” BASIS AND ITRI DISCLAIMS ANY AND ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.2

IN NO EVENT WILL ITRI BE LIABLE FOR ANY LOST PROFITS, LOST SAVING OR OTHER INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE DELIVERABLES EVEN IF ITRI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

7.3	NOTWITHSTANDING ANYTHING TO THE CONTRARY, ITRI’S LIABILITY HEREUNDER SHALL IN NO EVENT EXCEED 10% OF THE TOTAL AMOUNT ACTUALLY RECEIVED BY ITRI UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT.
7.4	Nothing in this clause 7 shall limit ITRI’s liability in respect of any breach of article 8.

Article 8Confidentiality

8.1

ITRI and Smartkem agree that any and all knowledge, information and data furnished by either party (hereinafter referred to as “Disclosing Party”) to the other party (hereinafter referred to as “Receiving Party”), and claimed and designated by Disclosing Party to be “confidential” or “proprietary” (“Confidential Information”) shall be kept in confidence and shall not be disclosed to any third party, provided that such Confidential Information shall be given in writing or, if oral, be reduced to writing within thirty (30) days and shall be marked “confidential” or “proprietary” to indicate the claims of ownership and secrecy.  The Receiving Party shall not reverse engineer, reverse assemble, de-compile, use or reproduce in any way, any Confidential Information of the Disclosing Party except in performance of the Service set forth herein.  The Receiving Party shall protect the Confidential Information of the Disclosing Party with the same standard of care and procedures used by the Receiving Party to protect its own confidential information of similar importance but at all times using at least a reasonable degree of care.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

8.2

The Receiving Party shall only permit access to Confidential Information to those of its officers, agents, and employees, or those officers, agents and employees of any entity which controls, is controlled by or is under common control of the Receiving Party, who have a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement.  The Receiving Party shall also require its officers, agents, and employees involved in the Service to strictly comply with this article.  If any officer, agent, or employee of the Receiving Party or an entity which controls, is controlled by or is under common control of the Receiving Party with whom the Confidential Information has been shared violates this article, such violation shall be deemed as a violation of this article by the Receiving Party.

8.3	Article 8.1 shall not be applicable and shall impose no obligation on the Receiving Party with respect to any portion of Confidential Information which:
(a)	was or becomes generally available to the public other than as a result of disclosure by the Receiving Party; or
(b)

was or becomes available to the Receiving Party on a non-confidential and non-restricted basis from third parties, provided that such third parties are, to the Receiving Party’s best knowledge, not bound by an obligation of confidentiality with the Disclosing Party; or

(c)	was the Receiving Party’s possession on a non-confidential and non- restricted basis as can be proved by documentary evidence prior to disclosure thereof by the Disclosing Party; or
(d)	is developed by the Receiving Party independently without use any Confidential Information of the Disclosing Party; or
(e)

is required by government regulation, by law or by a court of competent jurisdiction to be disclosed, provided that the Disclosing Party is given adequate notice so that it may protect such disclosure.

8.4	The obligation of confidentiality set forth herein shall continue for a period of 5 years after termination of agreement, notwithstanding expiration or termination of this Agreement.
8.5	All Deliverables and any results obtained hereunder shall in any event be deemed Confidential Information of ITRI and subject to the terms and conditions herein.

Article 9Limitation of Use

9.1	Without the consent of ITRI, Smartkem shall not use ITRI or ITRI’s employees’ names,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

abbreviations, pictures, trademarks or logos in packaging, advertising, publicity or other promotional activities.  Without the consent of Smartkem and/or formal license agreement, ITRI can not use any technology from Smartkem including background knowledges and foreground knowledges generated from technical service agreements.

Article 10Assignment

Neither party shall assign its rights and obligations under this Agreement to any third party without the prior written consent of the other party.

Article 11Notices

All notices or requests under the Agreement shall be served on the following locations and personnel (hereinafter referred to as Coordinators).  All such notices or requests having been served on such Coordinators shall be deemed as having been served on the parties.  Any change of the addresses set forth below shall be notified the other party in writing within thirty (30) days in advance.

To Smartkem:
Coordinator:	Name:Steven Tsai Title:Head of Technology Transfer Phone:[**] E-mail:[**] Address:Manchester Technology Centre, Hexagon Tower, Delaunays Road, Blackley, Manchester. M9 8GQ UK

To ITRI:
Coordinator:
Name:Jason Chuang Title:Deputy industrialization director Phone:[**] E-mail:[**] Address:Bldg.15, 195, Sec.4, Chung Hsing Rd.,Chutung, Hsinchu, Taiwan, R.O.C.

Article 12Force Majeure

Neither party shall be responsible for any inability or failure to perform or any delay in performing its obligations hereunder to the extent such inability, failure or delay results from natural disasters,

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

governmental actions, conditions of war or civil disobedience or similar causes beyond the reasonable control of such party.

Article 13Termination

13.1

In the event that any payment owing by Smartkem to ITRI is delayed upon its due date, in addition to the overdue amount, Smartkem shall also pay ITRI the interest accruable on that delinquent amount at annual interest rate of ten (10) percent for each day of delay.

13.2

In the event that Smartkem delays in performing its obligations hereof, including, without limitation, paying any of the Service Fee hereunder to ITRI, ITRI has the right, and without prejudice to its other rights under this Agreement, to postpone performing this Service until such defaults are cured by Smartkem.

13.3

In the event that either party defaults or breaches any article under this Agreement, the non-defaulting party shall give the defaulting party a written notice requesting rectification of such defaults or breaches within thirty (30) days.  The non- defaulting party may terminate this Agreement by another written notice if the defaults or breaches are not cured upon the expiration of the said period.

13.4	Either party may terminate this Agreement by written notice immediately upon the occurrence of any of the following events to the other party:
(a)	the other party is in the process of liquidation or dissolution or is requesting, requested or ordered to have liquidation or dissolution;
(b)	the other party is in the process of reorganization or is requesting or requested to have reorganization;
(c)	the other party is in the process of merger or is requesting a merger;
(d)	the other party files bankruptcy or is requesting or requested to file an application for bankruptcy;
(e)	the other party’s main assets are assigned or transferred;
(f)	the other party is unable to pay off its debt; or
(g)	there is adequate evidence to prove that any aforementioned events may occur.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

Article 14Effects of Termination

14.1

In the event this Agreement is terminated for reasons attributable to Smartkem, the Service Fee payable by Smartkem in Article 5 will remain due and payable on the date of such termination, and if already paid, will be non-refundable.

14.2

In the event this Agreement is terminated for reasons attributable to ITRI, Smartkem shall pay ITRI the costs and expenses incurred by ITRI for the Services already completed by ITRI, and ITRI shall return to Smartkem any excess portion of the Service Fee, without interest added, that was furnished by Smartkem for the purpose of the Services under this Agreement.

Article 15Amendment

Any addition to, deletion from, or amendment of any articles of this Agreement shall not be binding upon the parties unless such deletion, addition or amendment is agreed by the parties in writing.

Article 16Survival

Those provisions, which by their nature are intended to survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including, but not limited to: Intellectual Property, Disclaimers and Limitation of Liability, Confidentiality, Effects of Termination, Governing Law and Jurisdiction.

Article 17Governing Law and Jurisdiction

This Agreement shall be governed by and construed under the laws of R.O.C. without regard to principles of conflict of laws.  All disputes between both parties concerning this Agreement or its subject matter that cannot be resolved by both parties through negotiations shall be referred to the Taiwan Hsinchu District Court as the first instance court.

Article 18Waiver

The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition herein will not constitute a waiver of that right, or excuse any subsequent nonperformance of any such term or condition, or of any other term or condition.

Article 19Severability

If any article of this Agreement should be or becomes fully or partly invalid or unenforceable for any reason whatsoever, or should violate any applicable law, such provision shall be divisible herefrom, and the remainder hereof shall be valid and binding as if such article were not included

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [**]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

herein.  The parties hereto shall then, if necessary, negotiate for an appropriate amendment of this Agreement.

Article 20Heading

The headings to the articles in this Agreement are for convenience only and are not to be deemed a part of this Agreement or relied upon in the construction or interpretation hereof.

Article 21Entire Agreement

21.1

The text of this Agreement and its attachments constitute the entire agreement between the parties.  Any other matters which were agreed upon by the parties before the Effective Date of this Agreement but are not set out in the text of this Agreement or its attachments shall not be binding upon the parties.

21.2

The attachments hereto shall have the same effect as the text of this Agreement has, provided, however, that if any conflict exists between the text of this Agreement and its attachments, the text of this Agreement shall prevail.

Article 22Counterparts

This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

Smartkem:	ITRI:
SMARTKEM LIMITED	Industrial Technology Research Institute

By:/s/ Ian Jenks	By:/s/ Shih-Chieh Chang

Name: Ian Jenks	Name: Shih-Chieh Chang
Title: Chief Executive Officer	Title: Vice President and General Director of Electronic and Optoelectronic System Laboratories/ITRI